Exhibit 99.3

Magnus International Resources Completes Initial Geophysics Program and Plans Drilling Commencement for Late June 2006 at Huidong Project Adjacent to Southwestern's Boka Property
 Thursday June 1, 4:37 am ET

LAS VEGAS, NEVADA--(MARKET WIRE)--Jun 1, 2006 -- Magnus International Resources, Inc. ("Magnus") ("the Company") (OTC BB:MGNU.OB - News) is pleased to announce that it has completed a detailed ground geophysics survey on the Huidong gold exploration project to follow up on highly anomalous gold-in-soil areas. Management has selected an initial ten drilling locations in the Huidong East and Huidong South target areas of the project. Initial drilling targets in the Dingjiaping area will be selected in the near-term. The drilling program is anticipated to commence in late June, 2006 to test coincident sites of favorable geology, surface geochemical gold anomalies (soils and rock outcrop), and geophysical features identified at depth.

Full Report with Diagrams

For a full report with diagrams, please see the version of this news release with diagrams, which will be posted on the front page of the Magnus website at www.magnusresources.com after 9am Pacific Time on Thursday 1 June, 2006.

Conference Call

Magnus' management will host a public conference call at 10am Pacific Time on Friday 2 June, 2006 to discuss details of the Huidong geophysics results and anticipated drilling program. If you have a question that you would like answered by Magnus management please send your email request to mailto:info@magnusresources.cominfo@magnusresources.com in advance. The conference call will be available for playback on the Magnus website at www.magnusresources.com after 1pm Pacific Time on Friday 2 June, 2006.

The live conference access numbers are:
Toll Free Access Number (North America): 1 800 704 9804
Direct Dial Access Number (International): 1 404 920 6604
Participant Code(s): 64512332#

Initial Huidong Geophysics Survey

Exploration has advanced at the three primary gold exploration targets in the Huidong concession: Dingjiaping, Huidong East, and Huidong South. These targets are located along geologic and fault-zone trends that extend from the Boka gold deposit located approximately 15 kilometers to the south of Huidong.

Geophysics surveys including IP/Resistivity, magnetics and Time Domain EM (TDEM) surveys, have been completed by Logantek Pty Limited (Sydney, Australia) and the Baoding Geophysical Exploration Bureau (GEB) from Hebei, China. The surveys used modern Western geophysical exploration instruments and sophisticated processing and interpretation software. The geophysics surveys were designed to detect fault zones as well as electrically conductive or chargeable rocks that are known to be associated with gold mineralization in the district.

Carbon-bearing zones at depth are characteristic of the gold-rich shear zones at Southwestern's Boka gold system, located to the south of Huidong. There also are documented gold-enriched soils above the Boka gold system coincident with the carbon-bearing graphitic zones at depth.

The coincidence at Huidong of carbon-rich zones indicated by the geophysics results and the gold found in rock and soil samples at surface in the same area provides Magnus with the targets that merit investigation during the planned drilling program.

Huidong East

At Huidong East, geophysical features within the surface soil gold anomalies have been identified which are consistent with interpreted fault zones through graphitic conductive zones or carbonaceous sediments.

Strong localized IP chargeability in fault zones at the LaoShuiJing area within Huidong East may be the combined response from clay alteration, sheared graphite and sulphide (+Au) mineralization, and these features will be tested by drilling. Six proposed drill targets have been selected to test different types of conceptual models. Results of drilling will be used to refine the models to provide the best guide to locating gold mineralization in this area.

Huidong South

At the Laowangshan area within the Huidong South target, reconnaissance geophysics has identified targets which coincide spatially with previously known zones of elevated gold and copper concentrations in soil.

Drill testing of geophysical anomaly features is planned to test depth extent of the surface mineralization.

Four initial drill targets have been selected, including Target LWS-1 within the Laowangshan area, which has very similar characteristics to the conceptual exploration model developed for Boka-style mineralization. An interpreted fault zone coincides with electrically chargeable rocks that can be explained by alteration, disseminated sulphide minerals, or graphite. Drill testing is expected to establish the source of the geophysics anomaly features seen in the completed survey.

Dingjiaping

Road building at Dingjiaping has exposed new areas of mineralized rocks. These occur both close to artisan gold mining tunnels and in newly identified zones associated with gold-bearing soils.

A drilling program is being planned to test possible gold mineralization under artisan tunnel sites at Dingjiaping, where drill rig access has been facilitated by the new road construction. After this drilling has commenced, road cuts will continue to advance into the best area of gold in soils in the eastern portion of the Dingjiaping target area, which have not yet been exposed.

The Company is proceeding with its plans using both large LF-90 and smaller XY-4 drill rigs in the coming program.

The Magnus and Long Teng joint venture exploration teams are highly encouraged by exploration results to date. Detailed reports on previous Huidong project exploration results are available at www.magnusresources.com.

About Magnus International Resources, Inc.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China. Magnus currently retains a potential 90% interest in two Sino-foreign gold joint venture exploration projects. The Huidong property is northwest of and on trend with Southwestern Resources' Boka gold project. The Mangshi project is located within the 40km Luxi Gold Belt in western Yunnan province.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Magnus International Resources, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Magnus expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to price volatility of gold and other metals; currency fluctuations; political, operational, and governmental approval and regulation risks in China. For a more detailed discussion of such risks and other factors, please see "Risk Factors" in our Form 10-K for our most recently completed fiscal year, on file with the SEC at www.sec.gov. This document also contains information about adjacent properties on which Magnus has no rights to explore or mine. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties.

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